Exhibit 99.6

Marc M Radin, PC

[******]

April 12, 2023

RespireRx Pharmaceuticals Inc.

126 Valley Road

Suite C

Glen Rock NJ 07452

Attn: Mr. Jeff Eliot Margolis, Senior VP, CFO, Treasurer and Secretary

Dear Sir/Madam,

I am the owner of 1,500 shares of Series J Convertible Preferred Stock pursuant to that certain Exchange and Settlemnt Agreement dated April 12, 2023. Please be advised that I wish to immediately transfer all 1,500 shares of the Series J Convertible Preferred Stock to one individual as described below.

Number of shares to transfer	Name of Trust
1,500	Marc M. Radin

Thank you for your prompt attention to this matter.

Sincerely,

/s/ Marc M Radin for Marc M Radin, PC
Marc M. Radin

Accepted for RespireRx Pharmaceuticals Inc.

/s/ Jeff Eliot Margolis
Jeff Eliot Margolis
Senior VP, CFO, Treasurer and Secretary